Exhibit 99.2
Leslie Hayman Joins Neoware’s Board of Directors
With Nearly 40 years in the IT Sector, Hayman Brings Extensive International Experience and
Strategic Guidance as Neoware Looks to the Future of Enterprise Computing
KING OF PRUSSIA, Pa. — May 1, 2007 — Neoware, Inc. (Nasdaq:NWRE), a leading provider of thin client computing solutions, today announced that recognized global executive and IT industry leader, Leslie Hayman, has joined the company’s Board of Directors. Hayman, who most recently held leadership positions at SAP and Sun Microsystems, will help guide Neoware’s strategy and business development in Europe, the Middle East, Africa (EMEA) and Asia Pacific (AP). During its regular Board meeting on April 27, 2007, Mr. Hayman was elected to fill a vacancy on the company’s Board of Directors, effective immediately. Mr. Hayman will also serve on the Board’s Compensation and Stock Option Committee.
“I am thrilled to be joining Neoware at such an exciting time in the company’s lifecycle,” said Mr. Hayman. “The traditional view of the personal computer in the enterprise is changing, especially with the advent of virtualization technologies, and Neoware offers desktop and mobile computing devices and software that offer a clear and desirable alternative. I’m looking forward to working with the Neoware team to further the Company’s success.”
Mr. Hayman most recently served as the Ambassador in the Office of the CEO at SAP AG. He has worked at SAP AG in a number of other capacities including: Global Head of Human Resources, Chairman and CEO EMEA, President and CEO Asia Pacific, Managing Director Australia & New Zealand and Member of the Extended Board SAP AG. Prior to joining SAP, Mr. Hayman served as the CEO of Australia and New Zealand for Sun Microsystems where he built the business from $50 million to $200 million in five years. He had previously held leadership positions at Caylx Software, Data General and Digital Equipment Corporation.

“Les is a seasoned business professional and we are pleased to welcome him to our Board,” said Klaus Besier, President and CEO, of Neoware. “His strong international experience, organizational expertise, and strategic vision will be tremendous assets to the Company, as we continue to execute our plan for building a stronger Neoware. Les’ accomplishments and knowledge of business operations in EMEA and AP will be of great value to Neoware as we continue to drive thin client adoption in those regions.”
About Neoware
Neoware, Inc. (Nasdaq:NWRE), provides enterprises throughout the world with thin client computing devices, software that turns PCs into thin clients, and services that adapt thin client technology to virtually any enterprise computing environment. Neoware’s software powers, manages and secures thin client devices and traditional personal computers, enabling them to run Windows(r) and Web applications across a network, stream operating systems on demand, and connect to mainframes, mid-range, UNIX and Linux systems. Headquartered in King of Prussia, PA, U.S.A., Neoware has offices in Australia, Austria, China, France, Germany, and the United Kingdom. Neoware’s products are available worldwide from select, knowledgeable resellers, as well as via its partnerships with IBM, Lenovo and ClearCube. Neoware can be reached by email at info@neoware.com.
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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: the changing view of enterprise personal computing, especially relating to the advent of virtualization technology; and our strategy to build a stronger company. Factors that could cause actual results to differ materially from those predicted in such forward-looking statements include: Factors that could cause actual results to differ materially from those predicted in such forward-looking statements include: our success in implementing our expanded marketing, sales and product development initiatives and the rebuilding of our infrastructure within our planned timeframe; insufficient resources to fund our virtualization initiatives; the lack of growth in the virtualization market; the timing and receipt of future orders; our timely development, release and customers’ acceptance of our products; pricing pressures; rapid technological changes in the industry; growth of overall thin client sales; our ability to maintain our partnerships; our dependence on our suppliers and distributors; increased competition; our ability to attract and retain qualified personnel; adverse changes in customer order patterns; adverse changes in general economic conditions in the U. S. and internationally; risks associated with foreign operations; and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K for the year ended June 30, 2006 and our quarterly reports on Forms 10-Q for the quarters ended September 30, 2006 and December 31, 2006.
Neoware is a trademark of Neoware, Inc. All other names, products and services are trademarks or registered trademarks of their respective holders.
Contact:
Palmer Reuther
Racepoint Group
781-487-4606
neoware@racepointgroup.com